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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                     FRANCHISE MORTGAGE ACCEPTANCE COMPANY
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             (Exact name of registrant as specified in its charter)


                DELAWARE                                  95-4649104
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


2049 CENTURY PARK EAST, SUITE 350, LOS ANGELES, CALIFORNIA          90067
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      (Address of principal executive offices)                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered

           NONE
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If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]


Securities to be registered pursuant to Section 12(g) of the Act:

                   COMMON STOCK  $0.001 PAR VALUE PER SHARE
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                               (Title of class)

          -----------------------------------------------------------
                               (Title of class)
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                 FRANCHISE MORTGAGE ACCEPTANCE COMPANY FORM 8A

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Incorporated by reference to the section entitled "Description of Capital Stock" in that portion of the Prospectus contained in Registrant's Registration Statement on Form S-1 filed with the Securities and Commission on August 27, 1997, as amended (the "Registration Statement"), at pages 71 and 72. A copy of pages 71 and 72 of the Prospectus is attached hereto as Exhibit 7.1. This information has previously been filed with the Nasdaq National Market.

ITEM 2. EXHIBITS.

II.
     4.1  The Registrant's Amended and Restated Articles of Incorporation.(1)

     4.2  The Registrant's Bylaws.(1)

     4.3 Form of Registration Rights Agreement among Registrant, Imperial Credit Industries, Inc. and FLRT, Inc.(1)

     5.1  Form of Common Stock Certificate.(1)

     7.1  Pages 71 and 72 of the Prospectus.

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(1)  In accordance with the Instructions to this Form 8-A, these Exhibits are not being filed with, or incorporated by reference in, copies of the Registration Statement filed with the Securities and Exchange Commission.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


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Date:   October 29, 1997
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By:     /s/ Wayne L. Knyal
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        Wayne L. Knyal
        President and Chief Executive Officer